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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                              ---------------------

                        Date of report: January 13, 2001
                        (Date of earliest event reported)



                               I.C.H. CORPORATION
             (Exact name of Registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


            1-7697                                            43-6069928
    (Commission File No.)                                  (I.R.S. Employer
                                                           Identification No.)


                       9255 Towne Centre Drive, Suite 600
                           San Diego, California 92121
               (Address of principal executive offices; zip code)

                                 (619) 587-8533
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former Name or Former Address, if changed Since Last Report)



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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

      On January 13, 2001, I.C.H. Corporation, a Delaware corporation (the "Company"), sold its Lyon's restaurant subsidiary ("Lyon's") to Amber Lao for a total consideration of approximately $16.2 million (the "Purchase Price"), pursuant to a Stock Purchase Agreement dated as of January 2, 2001, by and between the Company and Amber I. Lao. The Purchase Price was comprised of approximately $1.0 million in cash and the assumption of (i) approximately $13.2 million of long-term indebtedness and (ii) approximately $2.0 million of negative working capital. The sale will generate an operating tax loss of approximately $17.5 million, which will result in future tax savings to the Company of approximately $6.0 million. The Company will take an after-tax charge of approximately $10-12 million in the fourth quarter of 2000 in connection with the Lyon's disposition. The Company will remain secondarily liable for certain of the assumed Lyon's indebtedness.

      In connection with the sale, the Company and USRP (Finance), LLC ("USRP") agreed to make certain amendments to the loan documents governing the loan by USRP which was used to finance the acquisition of Lyon's, including an amendment which makes certain of the financial covenants associated with that loan less restrictive through 2002.

      The Lyon's chain currently operates 71 family-dining restaurants located in northern California and Oregon. The purchaser of the Lyon's chain, Amber Lao, owns and operates several other west-coast restaurant chains.

      The purchase price for the sale of Lyon's was determined as a result of arm's-length negotiations between unrelated parties. The factors considered by the Company in determining the price to be paid for Lyon's included its historical and expected cash flow, current operating costs and real estate taxes on the properties and anticipated changes therein under Company ownership, the physical condition and locations of the properties, the anticipated effect on the Company's financial results and other factors. The Company took into consideration prices at which it believes other comparable restaurants had recently been sold.


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (b) Pro forma financial information relative to the sale reported herein and required pursuant to Article 11 of Regulation S-X is not included herein, but will be filed by an amendment to this Form 8-K within sixty (60) days from the date hereof.

      (c)   The Company hereby furnishes the following exhibits:

      10.29 Stock Purchase Agreement dated as of January 2, 2001, between Amber
            I. Lao and I.C.H. Corporation.

      10.30 First Amendment Agreement dated as of December 28, 2000, between Lyon's of California, Inc., a California corporation, and USRP (Finance), LLC, a Texas limited liability company.


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      10.31 Second Amendment and Consent Agreement dated as of January 12, 2001, between Lyon's of California, Inc., a California corporation, and USRP (Finance), LLC, a Texas limited liability company.

      99.1  Press Release of I.C.H. Corporation dated January 16, 2001


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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    January 29, 2001


                              I.C.H. CORPORATION
                                (Registrant)


                              By:   /s/ Robert H. Drechsler
                                 ------------------------------------------
                                    Robert H. Drechsler
                                    Co-Chairman and Chief Executive Officer


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                                  EXHIBIT INDEX

      EXHIBIT                       DOCUMENT

      10.29 Stock Purchase Agreement dated as of January 2, 2001, between Amber I. Lao and I.C.H. Corporation.

      10.30 First Amendment Agreement dated as of December 28, 2000, between Lyon's of California, Inc., a California corporation, and USRP (Finance), LLC, a Texas limited liability company.

      10.31 Second Amendment and Consent Agreement dated as of January 12, 2001, between Lyon's of California, Inc., a California corporation, and USRP (Finance), LLC, a Texas limited liability company.

      99.1                    Press Release of I.C.H. Corporation dated January
                              16, 2001